EXHIBIT 23

CONSENT OF HANNIS T. BOURGEOIS, LLP
INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

We consent to the use of our Report of Independent Registered Public Accounting Firm dated March 5, 2008 on the consolidated financial statements of Britton & Koontz Capital Corporation and Subsidiaries for the years ended December 31, 2007, 2006 and 2005, to be included in its Annual Report (Form 10-K) for the fiscal year ended December 31, 2007 filed with the Securities and Exchange Commission.

/s/ Hannis T. Bourgeouis, LLP
HANNIS T. BOURGEOIS, LLP

Baton Rouge, Louisiana
March 7, 2008